Exhibit 10.5

VIRTUALFUND.COM, INC.

DIRECTOR’S NON-QUALIFIED STOCK OPTION AGREEMENT

OPTIONEE:	[Name of Optionee]

GRANT DATE:

NUMBER OF OPTION SHARES:	Shares

OPTION PRICE PER SHARE:	$ per Share

EXPIRATION DATE:

THIS AGREEMENT is made as of the Grant Date stated above, by and between VirtualFund.com, Inc., a Minnesota corporation (the “Company”), and the Optionee named above (the “Optionee”).  The Optionee is a director of the Company.

The Company is granting this option to give the Optionee an opportunity to purchase shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Company and the Optionee agree as follows:

1.             Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or part of the aggregate number of shares of Common Stock stated above (the “Option Shares”) on the terms and conditions set forth in this Agreement.  The number of Option Shares is subject to adjustment as provided in paragraph 12 of this Agreement.

2.             Nature of Option.  This Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3.             Purchase Price.  The purchase price of the Option Shares shall be the Option Price per share stated above.  The Option Price is subject to adjustment as provided in paragraph 12 of this Agreement.

4.             Duration of Option.  This Option shall be in effect for the period commencing on the Grant Date stated above and ending on the Expiration Date stated above.  All rights of the Optionee under this Option shall terminate and be forfeited to the extent this Option has not been exercised at the date this Option expires.

5.             Vesting of Option.  This Option is fully vested and exercisable in full as of the Grant Date stated above.

6.             Manner of Exercise of Option.

(a)           Time of Exercise.  This Option may be exercised at any time, and at one or more times, before it expires.  This Option, when exercised, may be exercised for some or all of the Option Shares, and any Option Shares that are not purchased at that date of exercise may be purchased at a subsequent date of exercise.  The exercise of this Option at each date of exercise shall be subject to all of the terms and conditions of this Agreement, including but not limited to the provisions of paragraphs 6 and 7 of this Agreement.

(b)           Exercise Only by Optionee or Other Proper Party.  During the lifetime of the Optionee, the Optionee is the only person who may exercise this Option, except that, if the Optionee shall be incapacitated, the Optionee’s guardian or other legal representative may exercise this Option on behalf of the Optionee.  If the Optionee shall die, this Option may be exercised only by the personal representatives, executors or administrators of the Optionee’s estate or by the person or persons to whom the Optionee’s rights under this Option shall pass by the Optionee’s will or the laws of descent and distribution.

(c)           Notice of Exercise.  To exercise this Option, the Optionee (or other proper party in the event of the Optionee’s incapacity or death) shall deliver a written notice of exercise (the “Notice of Exercise”) to the Company at its principal executive office.  The Notice of Exercise shall state the number of Option Shares with respect to which this Option is being exercised and shall be accompanied by payment in full of the aggregate Option Price for all Option Shares designated in the Notice of Exercise.  If required by the Company, in its sole discretion, the Notice of Exercise shall also include other representations and agreements as to the purchaser’s investment intent with respect to the Option Shares.  The Notice of Exercise shall be signed by the Optionee (or other proper party in the event of the Optionee’s incapacity or death) and must be delivered to the Company prior to the expiration of this Option.

(d)           Payment of Option Price.  The aggregate Option Price for all Option Shares designated in the Notice of Exercise shall be paid (i) in cash (including check, bank draft or money order), (ii) by tendering shares of Common Stock that are already owned by the Optionee having an aggregate fair market value on the date of exercise which is not less than the aggregate Option Price, or (iii) by a combination of such methods.

7.             Restrictions on Exercise of Option.

(a)           This Option may not be exercised for a fraction of a share.

(b)           The issuance of Option Shares upon the exercise of this Option shall be subject to all applicable laws, rules, and regulations.  If the Company determines at any date of exercise that the issuance of the Option Shares requires the listing, registration or qualification of the Option Shares on any securities exchange or under any federal or state law, or the consent or approval of any regulatory body, this Option shall not be exercisable and the Option Shares shall not be issued unless and until such requirements are fulfilled in a manner satisfactory to the Company.

8.             Taxation Upon Exercise of Option.  The Optionee understands that the exercise of this Option will cause the Optionee to recognize income for tax purposes.  The amount of taxable income will be equal to the amount by which the Fair Market Value of the Option Shares that are purchased on the date of exercise exceeds the aggregate Option Price for such Option Shares.

9.             Nontransferability of Option.  This Option shall not be transferable by the Optionee, other than by will or the laws of descent and distribution.

10.          Rights as Shareholder.  The Optionee (or any other party claiming rights through the Optionee) shall not be, or be deemed to be, a holder of any Option Shares for any purpose unless and until certificates for such shares are issued to the Optionee (or other proper party in the event of the Optionee’s incapacity or death) under the terms of the Plan.

11.          No Promise of Continued Service.  This Option does not constitute an express or implied promise that the Company will continue to retain the Optionee’s services as a director of the Company, nor shall this Option interfere in any way with the Company’s right to terminate the Optionee’s service as a director at any time.

12.          Adjustments.  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar change affecting the Common Stock, while any portion of this Option is outstanding and unexercised, the Board of Directors shall make such adjustments in the number of Option Shares and in the Option Price as shall be equitable and appropriate in order to prevent substantial dilution or enlargement of the rights granted to, or available for, the Optionee.  No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock at a price that is not substantially below the fair market value of the Common Stock at the date such warrants, rights or options are issued.

13.          Interpretation.  The interpretation and construction of any provision of this Option shall be made by the Board of Directors and shall be final, conclusive and binding on the Optionee and all other persons.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officer, and the Optionee has executed this Agreement as of the Grant Date stated above.

COMPANY:	OPTIONEE:
VirtualFund.com, Inc.

By
Its	[Name of Optionee]

Schedule of Director’s Non-Qualified Stock Options

Options in the form set forth above have been granted to the directors of the Company as follows:

Name	Number of Options	Grant Date	Exercise Price
Edward Adams	250,000	June 1, 2001	$0.15	*
Edward Adams	100,000	July 17, 2002	$0.15
John Cavanaugh	50,000	June 1, 2001	$0.16
John Cavanaugh	100,000	July 17, 2002	$0.05
Timothy Duoos	250,000	June 1, 2001	$0.15	*
Timothy Duoos	100,000	July 17, 2002	$0.15
Steve Fisher	100,000	July 17, 2002	$0.05
Kelly Johnson	100,000	July 17, 2002	$0.05

*                 Originally granted at an exercise price of $0.16 per share, and repriced to $0.15 per share on July 10, 2001.